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                                                                      EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
               (In Thousands, Except Share Data)




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                                                                           THREE MONTHS ENDED MARCH 31,
                                                                           ----------------------------
                                                                               1996            1995
                                                                               ----            ----

PRIMARY
Weighted average common shares outstanding                                     9,119            8,243
Net effect of dilutive stock options -
   based on the treasury stock method using
   average market price                                                          407              620
                                                                             -------           -------
Total                                                                          9,526            8,863
                                                                             =======           ======
Net income                                                                   $ 2,236           $  148
                                                                             =======           ======
Per share amount                                                             $   .24           $  .02
                                                                             =======           ======
FULLY DILUTED
Weighted average common shares outstanding                                     9,119            8,243
Net effect of dilutive stock options-
   based on the treasury stock method
   using the period-end market price,
   if higher than average market price                                           407              621
                                                                             -------           -------
Total                                                                          9,526            8,864
                                                                             =======           ======
Net income                                                                   $ 2,236           $  148
                                                                             =======           ======
Per share amount                                                             $   .24           $  .02
                                                                             =======           ======
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